Exhibit 99.4

CLIENT LETTER

Subject: PWP to Become a Publicly Traded Company

Dear [NAME],

I hope you and your families are having a safe and healthy holiday season.

We wanted to share some exciting news with our clients. PWP has announced a business combination with FinTech Acquisition Corp. IV, whereby upon closing PWP’s advisory business will become a publicly listed company. This transaction is a logical step forward for our firm, enabling us to deepen our investment in our coverage footprint, extend our advisory capabilities into new sectors and geographies and further expand our teams with the addition of best-in-class talent.

FinTech IV is sponsored by the Cohen family, who are well known for their expertise in the financial services sector and who have an impressive track record of supporting successful companies through innovative SPAC transactions. They have a strong post-SPAC transaction performance track record, and they provide PWP with access to capital that will accelerate our growth. Upon closing, the combined company will operate as PWP and will be listed on NASDAQ under the new symbol “PWP”.

Nearly fifteen years ago, Joe Perella, Terry Meguid and I founded PWP to offer an independent alternative to the traditional investment banking model. At the core of our pursuit was a singular objective: to provide trusted, conflict-free advice of the highest quality to clients facing mission critical situations – and doing so with utmost candor, objectivity, intensity and rigor.

We remain fully committed to that objective. Our unique, relationship-based approach has resonated with clients we have had the privilege of advising since 2006. As a result, our business has grown from eight founding partners to 54 partners and approximately 560 employees in 10 offices around the world. The philosophy on which we predicated the establishment of the firm has been validated by your support, and we are honored by the trust you have placed in us year after year.

While today’s announcement is an important milestone in our firm’s history, it will not change how we serve you. We will continue to bring the same unwavering dedication and attention that we did as a private company. You come first in all that we do.

The transaction is expected to close in the first half of 2021, pending FinTech IV stockholder and regulatory approval and the satisfaction or waiver of other customary closing conditions. In the meantime, additional information may be found in our press release.

Thank you for your trust and support over the course of this journey. We very much look forward to continuing our work together.

Best regards and Happy New Year,

Peter Weinberg

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this document, and oral statements made from time to time by representatives of PWP and FinTech IV are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Statements regarding the potential combination and expectations regarding the combined business are forward-looking statements. In addition, words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

The forward-looking statements involve significant risk and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, among others, the following: (1) the inability of the parties to complete the potential business combination or to complete the contemplated transactions; (2) satisfaction or waiver (if applicable) of the conditions to the potential business combination, including with respect to the approval of the stockholders of FinTech IV; (3) the ability to maintain the listing of the combined company’s securities on NASDAQ; (4) the inability to complete the private placement; (5) the risk that the proposed transaction disrupts current plans and operations of FinTech IV or PWP as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the potential transaction; (9) the possibility that FinTech IV and PWP may be adversely affected by other economic, business, and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against FinTech IV, PWP or any of their respective directors or officers, following the announcement of the potential transaction; (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; (12) changes in general economic conditions, including as a result of the COVID-19 pandemic; and (13) other risks and uncertainties indicated from time to time in the preliminary proxy statement of FinTech IV to be filed with the SEC, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by FinTech IV. Forward-looking statements speak only as of the date they are made, and neither PWP nor FinTech IV undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which FinTech IV has filed or will file from time to time with the SEC.

Additional Information about the Transaction and Where to Find It

FinTech IV intends to file with the SEC a preliminary proxy statement in connection with the business combination and will mail a definitive proxy statement and other relevant documents to its stockholders. The definitive proxy statement will contain important information about the business combination and the other matters to be voted upon at a special meeting of the stockholders to be held to approve the business combination and other matters, and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. FinTech IV’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with FinTech IV’s solicitation of proxies for such special meeting, as these materials will contain important information about FinTech IV, PWP and the business combination. The definitive proxy statement will be mailed to the stockholders of FinTech IV as of a record date to be established for voting on the business combination and the other matters to be voted upon at the special meeting. FinTech IV’s stockholders will also be able to obtain copies of the proxy statement, as well as other filings containing information about FinTech IV, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: aabrams@cohenandcompany.com.

Participants in the Solicitation

FinTech IV, PWP and certain of their respective directors and officers, as applicable, may be deemed participants in the solicitation of proxies of FinTech IV’s stockholders in connection with the business combination. FinTech IV’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of FinTech IV in FinTech IV’s 424B4 prospectus, which was filed with the SEC on September 25, 2020.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of FinTech IV’s stockholders in connection with the business combination and other matters to be voted upon at the special meeting, including certain of PWP’s officers, will be set forth in the proxy statement for the business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the business combination will be included in the proxy statement that FinTech IV intends to file with the SEC. This document does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.

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